Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Entegris, Inc. (the “Corporation”), do hereby constitute and appoint Gideon Argov, Jean-Marc Pandraud, Bertrand Loy, John Villas and Peter W. Walcott and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Form 10-K Annual Report of the Corporation for the fiscal year ended August 27, 2005, together with all such amendments thereto on Form 10-K/A as well as additional instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Exchange Act of 1934, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said documents, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors and Officers on his behalf, as such Director or Officer, as indicated below to the said Form 10-K Annual Report or documents filed or to be filed as a part of or in connection with such Form 10-K Annual Report; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ GIDEON ARGOV Gideon Argov	President, Chief Executive Officer and Director	October 25, 2005

/s/ JAMES DAUWALTER James Dauwalter	Chairman of the Board and Director	October 25, 2005

/s/ MICHAEL A. BRADLEY Michael A. Bradley	Director	October 25, 2005

/s/ MICHAEL P.C. CARNS Michael P.C. Carns	Director	October 25, 2005

/s/ DANIEL W. CHRISTMAN Daniel W. Christman	Director	October 25, 2005

/s/ GARY KLINGL Gary Klingl	Director	October 25, 2005

/s/ ROGER MCDANIEL Roger McDaniel	Director	October 25, 2005

/s/ PAUL OLSON Paul Olson	Director	October 25, 2005

/s/ THOMAS O. PYLE Thomas O. Pyle	Director	October 25, 2005

/s/ BRIAN SULLIVAN Brian Sullivan	Director	October 25, 2005